Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Jason Mudrick

Address of Joint Filer:	c/o Mudrick Capital Management, L.P.
527 Madison Avenue
6th Floor
New York, NY 10022

Relationship of Joint Filer to Issuer:	10% Owner; Director

Issuer Name and Ticker or Trading Symbol:	Hycroft Mining Holding Corporation [HYMC]

Date of Earliest Transaction Required to be Reported:	December 4, 2020

Designated Filer:	Mudrick Capital Management, L.P.

Signature:

By:	/s/ Jason Mudrick

Name:	Jason Mudrick
Date:	December 8, 2020

Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Mudrick Capital Management, LLC

Address of Joint Filer:	527 Madison Avenue
6th Floor
New York, NY 10022

Relationship of Joint Filer to Issuer:	10% Owner; Director

Issuer Name and Ticker or Trading Symbol:	Hycroft Mining Holding Corporation [HYMC]

Date of Earliest Transaction Required to be Reported:	December 4, 2020

Designated Filer:	Mudrick Capital Management, L.P.

Signature:

Mudrick Capital Management, LLC

/s/ Jason Mudrick

By:	Jason Mudrick
Title:	Managing Member
Date:	December 8, 2020

Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Mudrick Capital Management, L.P.

Address of Joint Filer:	527 Madison Avenue
6th Floor
New York, NY 10022

Relationship of Joint Filer to Issuer:	10% Owner; Director

Issuer Name and Ticker or Trading Symbol:	Hycroft Mining Holding Corporation [HYMC]

Date of Earliest Transaction Required to be Reported:	December 4, 2020

Designated Filer:	Mudrick Capital Management, L.P.

Signature:

Mudrick Capital Management, L.P.

/s/ Jason Mudrick

By:	Jason Mudrick
Title:	President
Date:	December 8, 2020